梁學濂會計師事務所

PKF

Accountants &
business advisers

February 16, 2007

Our Ref. : C607/AH/DW/JL

PRIVATE AND CONFIDENTIAL

The Director
China Multimedia, Inc.
Room 1901-02
19/F., Lucky Building
39 Wellington Street
CENTRAL
HONG KONG

Dear Sir,

China Multimedia, Inc.

We have review Item 4.02 of China Multimedia, Inc.'s Form 8-K dated February 1, 2007 and agree with the statements therein concerning the company.

Yours faithfully,

PKF

JL/jk

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